UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Southern California Gas Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NEWS RELEASE

Media Contact:

Southern California Gas Company

24-Hour Media Hotline

(213) 244-2442

Financial Contact:

Jenell McKay

Sempra

(877) 736-7727

investor@sempra.com

SoCalGas Urges Shareholders to Vote FOR

Retirement of All Outstanding Shares of

Preferred Stock at a Premium

A $31.00 per share cash payment represents a premium of more than 20% over the recent market prices, estimated fair value, and par value of the shares

LOS ANGELES, May 12, 2026 — Southern California Gas Company (SoCalGas) (OTCQB: SOCGP) (OTC PINK: SOCGM), a subsidiary of Sempra (NYSE: SRE), today announced it will hold a Special Meeting of Shareholders (the “Special Meeting”) on July 13, 2026. The anticipated record date for the Special Meeting is May 18, 2026, and only shareholders at the close of business on that date will be eligible to vote.

At the Special Meeting, SoCalGas will seek approval from holders of its 6% Preferred Stock, par value $25.00, and 6% Preferred Stock, Series A, par value $25.00, to retire all outstanding shares of preferred stock in exchange for a cash payment of $31.00 per

SoCalGas Urges Vote on Proposal to Retire Preferred Stock for $31.00 Per Share in Cash / Page 2

share, plus accrued and unpaid dividends to but excluding the retirement date. The cash payment represents a premium of more than 20% over the recent market prices, estimated fair value, and par value of the shares.

As part of our ongoing efforts to modernize our business and serve our stakeholders, SoCalGas is pursuing the proposed transaction to simplify its capital structure while delivering immediate value to shareholders. SoCalGas has filed a preliminary proxy statement for the Special Meeting with the U.S. Securities and Exchange Commission (“SEC”) and, subject to the timing of SEC review, expects to file its definitive proxy statement on or about May 19, 2026, at which time shareholders as of the record date for the Special Meeting will be able to submit their votes.

SoCalGas urges all preferred shareholders to vote “FOR” this proposal in advance of the meeting. Copies of the proxy materials are available on SoCalGas’ website at socalgas.com/about-us/special-shareholder-meeting.

Shareholders with questions about how to vote should contact the Proxy Information Administrator for the Special Meeting:

D.F. King & Co, Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Shareholders may call toll free: (800) 769-7666

Banks and brokers may call collect: (212) 914-0093

SoCalGas@dfking.com

About SoCalGas

SoCalGas is the largest gas distribution utility in the United States, serving more than 21 million consumers across approximately 24,000 square miles of Central and Southern California. Our mission is: Safe, Reliable, and Affordable energy delivery today. Ready for tomorrow. SoCalGas is a recognized leader in the energy industry and has been

SoCalGas Urges Vote on Proposal to Retire Preferred Stock for $31.00 Per Share in Cash / Page 3

named Corporate Member of the Year by the Los Angeles Chamber of Commerce for its volunteer leadership in the communities it serves. SoCalGas is a subsidiary of Sempra (NYSE: SRE), a leading U.S. utility holding company. For more information, visit SoCalGas.com/newsroom or connect with SoCalGas on social media @SoCalGas.

Message Funded by Shareholders.

###

Additional Information about the Special Meeting and Where to Find It

In connection with the Special Meeting, on May 4, 2026, SoCalGas filed a preliminary proxy statement with the SEC. On or around May 19, 2026, SoCalGas expects to file its definitive proxy statement and mail proxy cards for the Special Meeting to the shareholders of SoCalGas entitled to vote at the Special Meeting. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that SoCalGas may file with the SEC in connection with the Special Meeting. SOCALGAS URGES INVESTORS TO READ THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING. Investors are able to obtain free copies of the proxy statement and other documents that will be filed by SoCalGas with the SEC (when available) at http://www.sec.gov, the SEC’s website, or from SoCalGas’ website at https://www.socalgas.com/about-us/special-shareholder-meeting. In addition, investors can obtain the Notice of Special Meeting of Shareholders, proxy statement and proxy card free of charge (when available) at www.proxyvote.com.

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. SoCalGas, its directors and certain of its officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Special Meeting. Information about SoCalGas’ directors and executive officers is set forth in its definitive information statement for its 2026 annual shareholders meeting filed with the SEC on April 14, 2026. These documents may be obtained free of charge at the SEC’s website at www.sec.gov or from the Sempra website at www.sempra.com under the “Investors” and “SEC Filings” tabs. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Special Meetings will be included in the definitive proxy statement that SoCalGas will file the SEC in connection with the Special Meeting and other relevant materials SoCalGas may file with the SEC.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this press release, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,”

SoCalGas Urges Vote on Proposal to Retire Preferred Stock for $31.00 Per Share in Cash / Page 4

“continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: the ability to obtain all necessary approvals to effect the amendment of our restated articles of incorporation and the retirement of the preferred stock; the ability to achieve the anticipated benefits of the transactions described herein; the effects on such transactions of industry, market, economic, political or regulatory conditions outside of SoCalGas’ control; fees, costs and expenses associated with the transactions described herein; transaction-related tax and accounting impacts; the diversion of management time on transaction-related issues; and the effects on such transactions of factors affecting SoCalGas’ business and securities, including the risks and uncertainties discussed in the reports we file with the SEC, including under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2025 and subsequently filed quarterly reports on Form 10-Q. Investors should not rely unduly on any forward-looking statements.